UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(Address of Principal executive offices, including Zip Code)

206-269-8500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, Richard J. Gergasko notified SeaBright Holdings, Inc. (the “Company”) of his decision to resign as Chief Operating Officer of the Company effective January 31, 2013. Mr. Gergasko is leaving to accept a senior level position with another company. No disagreement existed between the Company and Mr. Gergasko.

In connection with Mr. Gergasko's departure, the Company entered into a Separation Agreement pursuant to which the Company agreed to fully vest the 105,000 shares of restricted stock and 21,829 unvested options to purchase common stock held by Mr. Gergasko effective upon his resignation. In the event the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 27, 2012, by and among Enstar Group Limited, AML Acquisition, Corp. and the Company is terminated in accordance with its terms and the merger contemplated thereby is not consummated, Mr. Gergasko will forfeit such shares of restricted stock and stock options for no consideration. Mr. Gergasko will not receive severance payments under the Separation Agreement. The Separation Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing summary of the terms of the Separation Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Letter Agreement, dated as of January 31, 2013, by and between SeaBright Holdings, Inc. and Richard J. Gergasko.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
Name:	John G. Pasqualetto
Title:	Chairman, President and Chief Executive Officer

Date: January 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Letter Agreement, dated as of January 31, 2013, by and between SeaBright Holdings, Inc. and Richard J. Gergasko.

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